As filed with the Securities and Exchange Commission on April 19, 2017

Registration No. 333-32921

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

REGISTRATION STATEMENT NO. 333-32921

 Bear State Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Arkansas	71-0785261
(State of Incorporation)	(I.R.S. Employer Identification No.)

900 South Shackleford Rd., Suite 401

Little Rock, Arkansas, 72211

(501) 975-6033
(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive offices)

First Federal Bancshares of Arkansas, Inc. 1997 Stock Option Plan

(Full title of the plan)

Sherri Billings

Senior Executive Vice President and Chief Financial Officer

Bear State Financial, Inc.

900 South Shackleford Rd., Suite 401

Little Rock, Arkansas 72211

(501) 975-6033

(Name, address, including ZIP code, and telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

David McDaniel

Kutak Rock LLP

124 W. Capitol Ave, Suite 2000

Little Rock, Arkansas 72201

(501) 975-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐			Accelerated filer	☑	

Non-accelerated filer	☐		(Do not check if a smaller reporting company)	Smaller reporting company	☐	

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.      ☐

EXPLANATORY STATEMENT

Bear State Financial, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain shares of its common stock, par value $0.01 per share (the “Common Stock”), previously registered for issuance by the Company pursuant to a Registration Statement on Form S-8 (Registration No. 333-32921), which was originally filed with the Securities and Exchange Commission on August 6, 1997 (the “1997 Form S-8”). A total of 515,375 shares of Common Stock (229,056 shares of Common Stock after giving effect to the Company’s (i) December 2003 2-for-1 stock split, (ii) April 2011 1-for-5 reverse stock split and (iii) December 2014 1-for-9 stock dividend) (the “Registered Shares”) were registered for issuance under the Company’s 1997 Stock Option Plan pursuant to the 1997 Form S-8.

The Company has issued 224,390 of the Registered Shares pursuant to the Plan. The remaining 4,666 Registered Shares have not been issued under the Plan.

The Plan and all unexercised awards issued thereunder have expired pursuant to their terms. The Company hereby removes and withdraws from registration the 4,666 shares of Common Stock registered for issuance pursuant to the 1997 Form S-8 that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Harrison, State of Arkansas, on April 19, 2017.

Bear State Financial, Inc. (Registrant)

By:	/s/ Sherri Billings
Name:	Sherri Billings
Title:	Senior Executive Vice President and Chief Financial Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.